UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

SoundThinking, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38107	47-0949915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39300 Civic Center Dr. Suite 300
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 794-3100

ShotSpotter, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	SSTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of SoundThinking, Inc. (the “Company”) granted restricted stock units with performance- and service-based vesting requirements (“RSU Awards”) for: (i) 21,470 shares of the Company’s common stock to Mr. Ralph Clark, the Company’s Chief Executive Officer, and (ii) 9,542 shares of the Company’s common stock to Mr. Alan Stewart, the Company’s Chief Financial Officer, each under the Company’s 2017 Equity Incentive Plan. The RSU Awards will replace any cash bonuses for which Mr. Clark and Mr. Stewart would otherwise be eligible in respect of 2023 performance. Historically, Mr. Clark and Mr. Stewart have been eligible to receive performance-based annual cash bonuses in an amount determined in the discretion of the Compensation Committee. Following the end of each fiscal year, the Compensation Committee reviews the Company’s performance and determines the actual bonus payout, if any, to be awarded to each of the Company’s eligible executive officers, including Mr. Clark and Mr. Stewart, based on their assessment of the Company’s and the officer’s performance. In February 2023, the Compensation Committee determined that Mr. Clark will be eligible to earn an annual cash bonus of up to 100% of his base salary and Mr. Stewart will be eligible to earn an annual cash bonus of up to 55% of his base salary. The number of shares subject to the RSU Awards was determined by dividing the maximum annual bonus amounts Mr. Clark and Mr. Stewart are eligible to earn by $20.96, which is the average closing price of the Company’s common stock, as reported on the Nasdaq Stock Market LLC, over the 20-trading-day period ending on September 11, 2023. The number of shares subject to the RSU Awards, if any, that will vest based on the Company’s and officer’s performance in 2023 (“Earned Shares”) will be determined by the Compensation Committee in its discretion in the first quarter of 2024. Mr. Clark and Mr. Stewart must remain in service to the Company as officers through such date in order for any portion of their respective RSU Awards to vest in respect of such performance. Any Earned Shares will vest in a single installment, on February 15, 2025, subject to Mr. Clark’s and Mr. Stewart’s continuous service as officers of the Company through such date; provided, however, that if the Company terminates the employment of Mr. Clark or Mr. Stewart, other than for cause, after the Compensation Committee makes its determination of Earned Shares, then he shall be entitled to receive 100% acceleration of service-based vesting of the Earned Shares upon such termination of employment, subject to execution of a release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoundThinking, Inc.

Date: September 19, 2023	By:	/s/ Ralph A. Clark
Ralph A. Clark
President and Chief Executive Officer